                             AMENDMENT NUMBER ONE TO
                             STOCKHOLDERS AGREEMENT
                             ----------------------

                  AMENDMENT NUMBER ONE (this "Amendment") TO STOCKHOLDERS
AGREEMENT, dated as of July 25, 2006, by and among Brookdale Senior Living Inc., a Delaware corporation (the "Company"), FIT-ALT Investor LLC, a Delaware limited liability company ("FIT-ALT"), Fortress Registered Investment Trust, a Delaware
business trust ("FRIT"), Fortress Brookdale Investment Fund LLC, a Delaware
limited liability company ("FBIF"), FRIT Holdings LLC, a Delaware limited liability company ("FRITH"), and FIT Holdings LLC, a Delaware limited liability company ("FITH" and, together with FIT-ALT, FRIT, FBIF, FRITH and FITH, the
"Stockholders").

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, the Company, FIT-ALT, Fortress Brookdale Acquisition
LLC, Fortress Investment Trust II, and Health Partners are each a party to the
Stockholders Agreement, dated as of November 28, 2005 (the "Agreement";
capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement); and

                  WHEREAS, the Company and the Stockholders have determined to amend the Agreement in accordance with Section 6.8 of the Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement, without any further action of the
Stockholders required, and otherwise agree as follows:

                  1.   The reference in Section 3.1(a) of the Agreement to "not
more than seven (7) directors" is hereby amended to read as follows: "not more than eight (8) directors".

                  2.   The reference in Section 3.1(b)(i) of the Agreement to
"entitled to designate four directors to the Board" is hereby amended to read as follows: "entitled to designate four directors to the Board or, if the Board shall be comprised of eight members, then FIG Advisors shall be entitled to designate five directors to the Board".

                  3.   Each of the Stockholders hereby reaffirms and ratifies
the Agreement as modified hereby and acknowledges that the provisions (or portions thereof) of the Agreement which have not been modified or amended by this Amendment shall remain in full force and effect.

                  4.   This Amendment and obligations of the Stockholders
hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware.

                  5.   If any provision of this Amendment or the application
thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  6.   This Amendment shall inure to the benefit of and be
binding upon the Stockholders and their respective heirs, executors, administrators, legatees, estates, legal representatives, successors and permitted assigns.

                  7.   This Amendment may be executed in several counterparts
and each counterpart so executed shall be deemed an original of this Amendment, binding upon the party who executed the same.

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                                       2

                  IN WITNESS WHEREOF, the undersigned has executed this
Amendment as of the date first written above.

                             BROOKDALE SENIOR LIVING INC.

                             By:      /s/ Mark J. Schulte
                                    -------------------
                             Name:  Mark J. Schulte
                             Title: Chief Executive Officer

                             FIT-ALT INVESTOR LLC

                             By:     /s/ Randal A. Nardone
                                    ---------------------
                             Name:  Randal A. Nardone
                             Title: Chief Operating Officer and Secretary

                             FORTRESS REGISTERED INVESTMENT TRUST

                             By:     /s/ Randal A. Nardone
                                    ---------------------
                             Name:  Randal A. Nardone
                             Title: Chief Operating Officer and Secretary

                             FORTRESS BROOKDALE INVESTMENT FUND LLC

                             By:     /s/ Randal A. Nardone
                                    ---------------------
                             Name:  Randal A. Nardone
                             Title: Chief Operating Officer, Vice President
                                    and Secretary

                             FRIT HOLDINGS LLC

                             By:    Fortress Registered Investment Trust,
                                    its Managing Member

                             By:     /s/ Randal A. Nardone
                                    ---------------------
                             Name:  Randal A. Nardone
                             Title: Chief Operating Officer and Secretary

                      Amendment to Stockholders Agreement

                             FIT HOLDINGS LLC

                             By:    Fortress Investment Trust II,
                                    its Managing Member

                             By:     /s/ Randal A. Nardone
                                    ---------------------
                             Name:  Randal A. Nardone
                             Title  Chief Operating Officer and Secretary

                      Amendment to Stockholders Agreement